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                                                                     EXHIBIT 23b



                                CONSENT OF EXPERT


               I consent to the reference to me under the heading "The Company - Legal Proceedings" in the Prospectus, dated June 4, 1998, as supplemented, that is part of the Registration Statement on Form S-3, as amended (Registration No. 333-49777), of Meritor Automotive, Inc. ("Meritor"), pertaining to Meritor's debt securities.

                                                /s/ M. Lee Murrah
                                               -----------------------
                                                    M. Lee Murrah
                                             Assistant General Counsel of
                                              Meritor Automotive, Inc.

Date:  August 6, 1998